UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2023

CENTERPOINT ENERGY RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-13265	76-0511406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.625% Senior Notes due 2037	n/a	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 1, 2023, CenterPoint Energy Resources Corp. (“CERC”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), relating to the underwritten public offering of $300,000,000 aggregate principal amount of CERC’s 5.25% Senior Notes due 2028 (the “New Notes”). The New Notes constitute an additional issuance of CERC’s 5.25% Senior Notes due 2028 previously issued on February 23, 2023 in an aggregate principal amount of $600,000,000 and form a single series with such notes. Upon the issuance of the New Notes, the aggregate principal amount outstanding of CERC’s 5.25% Senior Notes due 2028 will be $900,000,000. The offering is being made pursuant to CERC’s registration statement on Form S-3 (Registration No. 333-238617-02).

The New Notes are being issued pursuant to the Indenture, dated as of February 1, 1998 (the “Base Indenture”), between CERC (formerly NorAm Energy Corp.) and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, National Association (formerly Chase Bank of Texas, National Association)), as trustee (the “Trustee”), Supplemental Indenture No. 23 to the Base Indenture dated February 23, 2023 between CERC and the Trustee (the “Twenty-Third Supplemental Indenture”), and Supplemental Indenture No. 24 to the Base Indenture to be dated as of May 3, 2023 between CERC and the Trustee (the “Twenty-Fourth Supplemental Indenture” and, together with the Twenty-Third Supplemental Indenture, the “Supplemental Indentures”). The form, terms and provisions of the New Notes are further described in the Supplemental Indentures and the prospectus supplement of CERC dated May 1, 2023, together with the related prospectus dated May 22, 2020, as filed with the Securities and Exchange Commission under Rule 424(b)(2) of the Securities Act of 1933, as amended, on May 2, 2023, which description is incorporated herein by reference.

The Underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, certain of the Underwriters and/or their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, trust or investment management transactions with CERC and its affiliates for which they have received, and will in the future receive, customary compensation.

A copy of the Underwriting Agreement, the Base Indenture, the Twenty-Third Supplemental Indenture and the form of Twenty-Fourth Supplemental Indenture (including the form of New Notes) have been filed as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

The exhibits listed below are filed herewith.

Agreements and forms of agreements included as exhibits are included only to provide information to investors regarding their terms. Agreements and forms of agreements listed below may contain representations, warranties and other provisions that were made, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them, and no such agreement or form of agreement should be relied upon as constituting or providing any factual disclosures about CERC, any other persons, any state of affairs or other matters.

(d) Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

1.1	Underwriting Agreement dated May 1, 2023, among CenterPoint Energy Resources Corp., Barclays Capital Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule I thereto.

4.1	Indenture dated as of February 1, 1998, between CenterPoint Energy Resources Corp. (formerly NorAm Energy Corp.) and The Bank of New York Mellon Trust Company, National Association (successor to JPMorgan Chase Bank, National Association (formerly Chase Bank of Texas)), as trustee (the “Indenture”) (incorporated by reference to Exhibit 4.1 to CERC’s Current Report on Form 8-K dated February 5, 1998).

4.2	Supplemental Indenture No. 23, dated as of February 23, 2023, to the Indenture between CenterPoint Energy Resources Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.6 to CERC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023).

4.3	Form of Supplemental Indenture No. 24, to be dated as of May 3, 2023, to the Indenture between CenterPoint Energy Resources Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.4	Form of New Notes (included in Exhibit 4.3 hereto).

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY RESOURCES CORP.

Date: May 2, 2023	By:	/s/ Kara Gostenhofer Ryan
Kara Gostenhofer Ryan
Vice President and Chief Accounting Officer